Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact:
James C. Hagan, President and CEO
Leo R. Sagan, Jr., CFO
Meghan Hibner, VP Investor Relations Officer
413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. REPORTS RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2016 AND DECLARES QUARTERLY DIVIDEND

Quarter Highlighted by Strong Loan and Deposit Growth; Merger with Chicopee Closed in October

Westfield, Massachusetts, October 26, 2016: Western New England Bancorp, Inc. (the “Company” or “WNEB”) (NasdaqGS:WNEB), the holding company for Westfield Bank (the “Bank”), reported net income of $628,000, or $0.04 per basic and diluted share, for the quarter ended September 30, 2016, compared to $1.6 million, or $0.09 per basic and diluted share, for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, net income was $3.0 million, or $0.17 per basic and diluted share, compared to $4.3 million, or $0.25 per basic and diluted share, for the same period in 2015.

The three and nine months ended September 30, 2016 were impacted by non-recurring expenses of $830,000 and $1.9 million, respectively, related to our merger with Chicopee Bancorp, Inc. (“Chicopee”), which closed on October 21, 2016. Excluding these non-recurring expenses, net income before income taxes for the quarter and nine months ended September 30, 2016 was $1.9 million and $6.4 million, respectively, compared to $2.3 million and $5.9 million, respectively, for the comparable periods in 2015.

Selected financial highlights include:

  Total loans increased $41.4 million, or 4.6%, during the third quarter of 2016. This was due to increases in residential loans of $20.9 million, commercial real estate loans of $19.0 million and commercial and industrial loans of $1.2 million.

  Total deposits increased $41.7 million, or 4.5%, to $962.6 million at September 30, 2016, compared to $920.9 million at June 30, 2016. The deposit mix was favorably impacted as well, as the growth was primarily due to increases in checking accounts of $31.7 million and money market accounts of $20.8 million. Included in the checking account growth for the third quarter 2016 is $11.5 million that is temporarily on deposit and will be used for other business purposes in the fourth quarter 2016. These increases were offset partially by decreases in term deposits of $7.1 million and regular savings accounts of $3.7 million. During the third quarter of 2016, brokered and listing service deposits decreased $15.2 million.

  Securities decreased $148.1 million, or 32.5%, to $307.8 million at September 30, 2016, compared to $455.9 million at September 30, 2015. The decrease in securities was primarily driven by sales of securities, with the proceeds used to fund loan growth and pay down Federal Home Loan Bank (“FHLB”) borrowings, both strategic initiatives to improve the balance sheet mix. On a sequential-quarter basis, securities were flat at $307.8 million at September 30, 2016.

  Short-term borrowings and long-term debt decreased a total of $36.2 million, or 12.6%, to $251.4 million at September 30, 2016 compared to $287.6 million at September 30, 2015. On a sequential-quarter basis, short-term borrowings and long-term debt increased $28.7 million, or 12.9%, from June 30, 2016.

  Net interest margin increased 12 basis points to 2.65% for the three months ended September 30, 2016 from 2.53% in the comparable 2015 period. The net interest margin increased 3 basis points to 2.65% for the quarter ended September 30, 2016, compared to 2.62% for the quarter ended June 30, 2016.

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James C. Hagan, President and CEO stated, “This is a very exciting time for us as an organization. We recently closed on our previously announced merger with Chicopee after receiving all the necessary regulatory and shareholder approvals. In addition, while Chicopee’s results are not included in these amounts, we are issuing our quarter end press release for the first time as a combined company under our new corporate name, Western New England Bancorp, Inc., which reflects our combined presence and target market in Western New England.”

Hagan went on to say, “Based upon recently published deposit data as of June 30, 2016, we are ranked second in deposit market share in Hampden County as a combined organization. Our customers recognize the unique service experience that sets us apart as a community bank and we are committed to working together to enhance the combined franchise value through overall organic growth, capital management and recognizing cost savings through efficiency and scale. We continue to feel this combination will be extremely favorable for the shareholders, customers, employees and communities of both institutions.”

Additional Income Statement Discussion

Net interest and dividend income increased $1.1 million to $24.6 million for the nine months ended September 30, 2016, as compared to $23.5 million for the nine months ended September 30, 2015. The net interest margin for the nine months ended September 30, 2016 increased 10 basis points to 2.62%, as compared to 2.52% for the same period in 2015. This was a result of an increase of 10 basis points in the yield on average interest-earning assets while the cost of average interest-bearing liabilities remained stable compared to the same period. Net interest and dividend income increased $168,000 to $8.3 million for the quarter ended September 30, 2016 compared to $8.2 million for the comparable 2015 period. On a sequential-quarter basis, net interest and dividend income increased $326,000 for the quarter ended September 30, 2016.

Non-interest income increased $175,000 to $1.3 million for the quarter ended September 30, 2016, compared to $1.1 million for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, non-interest income was relatively flat at $3.6 million compared to the same period in 2015.

Non-interest expense increased $1.3 million to $8.2 million from $6.9 million for the quarter ended September 30, 2016, compared to the same period in 2015. Non-interest expense increased $2.9 million to $23.3 million from $20.4 million for the nine months ended September 30, 2016, compared to the same period in 2015. The increases for both periods were primarily due to merger related expenses of $830,000 and $1.9 million, respectively. The efficiency ratio, which excludes the merger-related charges mentioned above, was 75.3% and 75.9% for the nine months ended September 30, 2016 and 2015, respectively.

Additional Balance Sheet Discussion

Total loans increased $140.7 million to $947.6 million at September 30, 2016 compared to $806.9 million at September 30, 2015, due to increases in residential loans of $80.9 million and commercial real estate loans of $62.0 million, partially offset by a decrease in commercial and industrial loans of $3.3 million. Total deposits increased $53.6 million to $962.6 million at September 30, 2016, compared to $909.0 million at September 30, 2015. This was primarily due to increases in money market accounts of $51.0 million and checking accounts of $40.8 million, offset partially by a decrease in term accounts of $35.3 million and regular savings accounts of $3.0 million. The decrease in term accounts from September 30, 2015 was primarily due to a reduction of $39.9 million in brokered and listing service deposits.

Shareholders’ equity was $145.2 million at September 30, 2016 and $144.6 million at June 30, 2016, which represented 10.5% and 11.1% of total assets at September 30 and June 30, 2016, respectively. The increase in shareholders’ equity during the quarter reflects net income of $628,000 and an increase in accumulated other comprehensive income of $318,000, both partially offset by the payment of regular dividends of $521,000 for the quarter ended September 30, 2016.

On March 13, 2014, the Company announced a repurchase program under which it may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock. At September 30, 2016, there were 484,668 shares remaining under this repurchase program.

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Credit Quality

The allowance for loan losses was $9.9 million, $9.6 million and $8.4 million at September 30, 2016, June 30, 2016 and September 30, 2015, representing 1.05%, 1.06% and 1.04% of total loans, respectively. This represents 136.5%, 119.0% and 114.0% of nonperforming loans, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
	(In thousands)

Balance, beginning of period	$9,570	$8,855	$8,295
Provision	375	625	150
Charge-offs	(86)	(18)	(85)
Recoveries	68	108	12
Balance, end of period	$9,927	$9,570	$8,372

Nonperforming loans were $7.3 million and $8.0 million, representing 0.77% and 0.89% of total loans at September 30, 2016 and June 30, 2016, respectively. Loans delinquent 30 – 89 days decreased $1.1 million to $1.4 million at September 30, 2016 from $2.5 million at June 30, 2016. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.03 per share. The dividend is payable on November 23, 2016 to all shareholders of record on November 9, 2016.

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 21 banking offices located in Agawam, Chicopee, East Longmeadow, Feeding Hills, Holyoke, Ludlow, Southwick, Springfield, Ware, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2016	2016	2016	2015	2015	2016	2015
INTEREST AND DIVIDEND INCOME:
Loans	$9,138	$8,639	$8,250	$8,072	$7,849	$26,027	$22,449
Securities	1,695	1,750	2,554	2,609	2,997	5,999	8,931
Other investments - at cost	130	136	132	133	126	398	263
Federal funds sold, interest-bearing deposits and other short-term investments	14	29	25	6	2	67	13
Total interest and dividend income	10,977	10,554	10,961	10,820	10,974	32,491	31,656

INTEREST EXPENSE:
Deposits	1,582	1,535	1,472	1,436	1,414	4,589	4,135
Long-term debt	446	461	842	889	1,083	1,749	3,244
Short-term borrowings	621	556	404	342	317	1,580	748
Total interest expense	2,649	2,552	2,718	2,667	2,814	7,918	8,127

Net interest and dividend income	8,328	8,002	8,243	8,153	8,160	24,573	23,529

PROVISION (CREDIT) FOR LOAN LOSSES	375	625	(600)	475	150	400	800

Net interest and dividend income after provision (credit) for loan losses	7,953	7,377	8,843	7,678	8,010	24,173	22,729

NONINTEREST INCOME:
Service charges and fees	953	859	884	865	789	2,696	2,266
Income from bank-owned life insurance	369	403	361	378	374	1,133	1,149
Loss on prepayment of borrowings	—	—	(915)	—	(429)	(915)	(1,300)
Gain (loss) on sales of securities, net	1	(2)	685	(1)	414	684	1,507
Total noninterest income	1,323	1,260	1,015	1,242	1,148	3,598	3,622

NONINTEREST EXPENSE:
Salaries and employees benefits	4,114	3,910	3,871	3,822	3,903	11,895	11,588
Occupancy	796	804	801	795	784	2,401	2,443
Data processing	667	626	621	582	636	1,916	1,779
Professional fees	656	545	516	568	596	1,715	1,555
FDIC insurance	214	190	190	208	212	594	592
Merger related expenses	830	929	154	55	—	1,913	—
Other	948	994	919	960	736	2,861	2,486
Total noninterest expense	8,225	7,998	7,072	6,990	6,867	23,295	20,443

INCOME BEFORE INCOME TAXES	1,051	639	2,786	1,930	2,291	4,476	5,908

INCOME TAX PROVISION	423	250	822	529	680	1,495	1,595
NET INCOME	$628	$389	$1,964	$1,401	$1,611	$2,981	$4,313

Basic earnings per share	$0.04	$0.02	$0.11	$0.08	$0.09	$0.17	$0.25
Weighted average shares outstanding	17,377,844	17,337,955	17,304,088	17,329,248	17,461,472	17,340,101	17,554,361
Diluted earnings per share	$0.04	$0.02	$0.11	$0.08	$0.09	$0.17	$0.25
Weighted average diluted shares outstanding	17,377,844	17,337,955	17,304,088	17,329,248	17,461,472	17,340,101	17,554,361

Other Data:
Return on average assets (1)	0.19%	0.12%	0.58%	0.41%	0.47%	0.30%	0.43%
Return on average equity (1)	1.72%	1.14%	5.61%	3.99%	4.69%	2.82%	4.13%
Efficiency ratio (2)	85.23%	86.33%	74.54%	74.39%	73.66%	82.02%	75.87%
Net interest margin	2.65%	2.62%	2.61%	2.58%	2.53%	2.62%	2.52%

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(1)     Annualized.

(2)     The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

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WESTERN NEW ENGLAND BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Cash and cash equivalents	$50,803	$21,267	$155,194	$13,703	$21,980
Securities available for sale, at fair value	295,577	296,565	302,224	182,590	191,324
Securities held to maturity, at cost	—	—	—	238,219	248,757
Federal Home Loan Bank of Boston and other restricted stock - at cost	12,194	11,267	14,080	15,074	15,839

Loans	947,620	906,212	826,963	818,213	806,893
Allowance for loan losses	9,927	9,570	8,855	8,840	8,372
Net loans	937,693	896,642	818,108	809,373	798,521

Bank-owned life insurance	51,363	50,994	50,591	50,230	49,852
Other assets	30,150	29,570	28,747	30,741	30,942
TOTAL ASSETS	$1,377,780	$1,306,305	$1,368,944	$1,339,930	$1,357,215

Total deposits	$962,558	$920,912	$928,124	$900,363	$909,041
Short-term borrowings	180,273	144,707	158,593	128,407	121,222
Long-term debt	71,165	78,032	90,943	153,358	166,407
Trades pending settlement	—	—	30,570	—	—
Other liabilities	18,561	18,085	17,719	18,336	20,937
TOTAL LIABILITIES	1,232,557	1,161,736	1,225,949	1,200,464	1,217,607

TOTAL SHAREHOLDERS' EQUITY	145,223	144,569	142,995	139,466	139,608

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,377,780	$1,306,305	$1,368,944	$1,339,930	$1,357,215

Book value per share	$7.92	$7.89	$7.83	$7.63	$7.59

Other Data:
30- 89 day delinquent loans	$1,391	$2,547	$1,358	$2,876	$5,882
Nonperforming loans	7,275	8,043	8,288	8,080	7,347
Nonperforming loans as a percentage of total loans	0.77%	0.89%	1.00%	0.99%	0.91%
Nonperforming assets as a percentage of total assets	0.53%	0.62%	0.61%	0.60%	0.54%
Allowance for loan losses as a percentage of nonperforming loans	136.45%	118.99%	106.84%	109.41%	113.95%
Allowance for loan losses as a percentage of total loans	1.05%	1.06%	1.07%	1.08%	1.04%

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The following tables set forth the information relating to our average balances and net interest income for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, and the nine months ended September 30, 2016 and 2015, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$932,140	$9,168	3.93%	$869,877	$8,672	3.99%	$788,637	$7,879	4.00%
Securities(2)	296,406	1,709	2.31	297,797	1,764	2.37	481,360	3,068	2.55
Other investments - at cost	12,728	130	4.09	15,349	136	3.54	16,963	126	2.97
Short-term investments(3)	17,380	14	0.32	54,892	29	0.21	7,704	2	0.10
Total interest-earning assets	1,258,654	11,021	3.50	1,237,915	10,601	3.43	1,294,664	11,075	3.42
Total noninterest-earning assets	79,032			73,371			76,614

Total assets	$1,337,686			$1,311,286			$1,371,278

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$31,194	24	0.31	$32,337	21	0.26	$34,725	20	0.23
Savings accounts	75,566	20	0.11	76,627	23	0.12	75,943	20	0.11
Money market accounts	278,257	293	0.42	266,056	265	0.40	239,112	198	0.33
Time certificates of deposit	383,288	1,245	1.30	393,585	1,226	1.25	398,238	1,176	1.18
Total interest-bearing deposits	768,305	1,582		768,605	1,535		748,018	1,414
Short-term borrowings and long-term debt	229,718	1,067	1.86	231,827	1,017	1.75	320,712	1,400	1.75
Interest-bearing liabilities	998,023	2,649	1.06	1,000,432	2,552	1.02	1,068,730	2,814	1.05
Noninterest-bearing deposits	177,802			161,639			149,626
Other noninterest-bearing liabilities	16,261			11,611			16,755
Total noninterest-bearing liabilities	194,063			173,250			166,381

Total liabilities	1,192,086			1,173,682			1,235,111
Total equity	145,601			137,604			136,167
Total liabilities and equity	$1,337,687			$1,311,286			$1,371,278
Less: Tax-equivalent adjustment(2)		(44)			(47)			(101)
Net interest and dividend income		$8,328			$8,002			$8,160
Net interest rate spread(4)			2.44%			2.41%			2.37%
Net interest margin(5)			2.65%			2.62%			2.53%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.11			123.74			121.14

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	Nine Months Ended September 30,
	2016			2015
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$875,325	$26,118	3.98%	$753,077	$22,542	3.99%
Securities(2)	334,938	6,062	2.41	487,122	9,177	2.51
Other investments - at cost	14,703	398	3.61	16,555	263	2.12
Short-term investments(3)	33,457	67	0.27	11,531	13	0.15
Total interest-earning assets	1,258,423	32,645	3.46	1,268,285	31,995	3.36
Total noninterest-earning assets	77,626			78,288

Total assets	$1,336,049			$1,346,573

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$31,353	64	0.27	$36,240	61	0.22
Savings accounts	76,381	63	0.11	75,780	59	0.10
Money market accounts	264,354	785	0.40	236,305	627	0.35
Time certificates of deposit	391,793	3,677	1.25	385,881	3,388	1.17
Total interest-bearing deposits	763,881	4,589		734,206	4,135
Short-term borrowings and long-term debt	250,462	3,329	1.77	312,373	3,992	1.70
Interest-bearing liabilities	1,014,343	7,918	1.04	1,046,579	8,127	1.04
Noninterest-bearing deposits	165,156			142,671
Other noninterest-bearing liabilities	15,273			17,797
Total noninterest-bearing liabilities	180,429			160,468

Total liabilities	1,194,772			1,207,047
Total equity	141,277			139,526
Total liabilities and equity	$1,336,049			$1,346,573
Less: Tax-equivalent adjustment(2)		(154)			(339)
Net interest and dividend income		$24,573			$23,529
Net interest rate spread(4)			2.42%			2.32%
Net interest margin(5)			2.62%			2.52%
Ratio of average interest-earning
assets to average interest-bearing liabilities			124.06			121.18

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(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

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